                                                                      EXHIBIT 11

                             JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Stock, par value $0.0001 per share, of United Auto Group, Inc. and further agree to the filing of this Joint Filing Agreement as an exhibit thereto.

Dated: September 14, 2006

                                        MITSUI & CO., LTD.


                                        By: /s/ Tatsuo Nakayama
                                            ------------------------------------
                                        Name: Tatsuo Nakayama
                                        Title: General Manager
                                               First Motor Vehicles Division


                                        MITSUI & CO. (U.S.A.), INC.


                                        By: /s/ Kazuki Okamura
                                            ------------------------------------
                                        Name: Kazuki Okamura
                                        Title: Senior Vice President and General
                                               Manager